Exhibit 99.4

z	REVOCABLE PROXY CLIFTON SAVINGS BANCORP, INC.	{

YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.     By Telephone (using a Touch-Tone Phone); or

2.     By Internet; or

3.     By Mail.

To Vote by Telephone:

Call ______________ Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m., ______________, _____.

To Vote by Internet:

Go to https://www.rtcoproxy.com/csbk prior to 3 a.m., _______, _____.

Please note that the last vote received from a

stockholder, whether by telephone, by Internet or by mail,

will be the vote counted.

Mark here if you plan to attend the meeting.	☐

Mark here for address change.	☐

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
		For	Against	Abstain		For	Against	Abstain
1.	The approval of the Amended and Restated Plan of Conversion and Reorganization.	☐	☐	☐

3. An informational proposal regarding approval of a provision in Clifton Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Clifton Bancorp Inc.’s outstanding voting stock.

						☐	☐	☐
		For	Against	Abstain
2.	An informational proposal regarding approval of a provision in Clifton Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to Clifton Bancorp Inc.’s articles of incorporation.	☐	☐	☐		For	Against	Abstain
					4. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

x	y

CLIFTON SAVINGS BANCORP, INC. — SPECIAL MEETING,                     ,

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/csbk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

CLIFTON SAVINGS BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS

                         ,

    :___ ___.m., local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Clifton Savings Bancorp, Inc., consisting of                                  and                                 , or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Clifton Savings Bancorp, Inc. which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on                             ,              at ___:___ ___.m., local time, at                                                      , Clifton, New Jersey and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to matters incident to the conduct of the meeting.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Letterhead of Clifton Savings Bancorp, Inc.]

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the attached YELLOW vote authorization card for the purpose of conveying your voting instructions with respect to the shares of Clifton Savings Bancorp, Inc. (the “Company”) common stock you have allocated to your account to Pentegra Trust Company, our ESOP Trustee. You are being asked to provide voting instructions to the ESOP Trustee on the proposals presented at the Special Meeting of Stockholders of the Company to be held on             , 2014. Also enclosed is a Proxy Statement/Prospectus for the Company’s Special Meeting of Stockholders.

As an ESOP participant, you are entitled to instruct the ESOP Trustee how to vote the shares of Company in common stock allocated to your ESOP account as of             , the record date for the Special Meeting.

The ESOP Trustee will vote all allocated shares of Company common stock as directed by participants. The ESOP Trustee will vote unallocated shares of Common Stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants, subject to its fiduciary duties.

To direct the ESOP Trustee how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed YELLOW vote authorization card and return it in the enclosed, postage-paid envelope no later than             , 2014. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank.

Sincerely,

Paul M. Aguggia
Chairman, President and Chief Executive Officer

VOTE AUTHORIZATION CARD

I understand that Pentegra Trust Company (the “ESOP Trustee”), is the holder of record and custodian of all shares of Clifton Savings Bancorp, Inc. (the “Company”) common stock under the Clifton Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held on             , 2014.

You are to vote my shares as follows:

1.	The approval of the Amended and Restated Plan of Conversion and Reorganization.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	An informational proposal regarding approval of a provision in Clifton Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to Clifton Bancorp’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	An informational proposal regarding approval of a provision in Clifton Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Clifton Bancorp’s outstanding voting stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE

PROPOSALS LISTED ABOVE.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this card in the enclosed postage-paid envelope

no later than             , 2014.

[Letterhead of Clifton Savings Bancorp, Inc.]

Dear 401(k) Plan Participant:

On behalf of the Board of Directors, I am forwarding to you the attached BLUE vote authorization card for the purpose of conveying your voting instructions with respect to the shares of Clifton Savings Bancorp, Inc. (the “Company”) common stock you have credited to your account in the Clifton Savings Bank 401(k) Savings Plan (the “401(k) Plan”) to Pentegra Trust Company, the 401(k) Plan Trustee. You are being asked to provide voting instructions to the 401(k) Plan Trustee on the proposals presented at the Special Meeting of Stockholders of the Company to be held on             , 2014. Also enclosed is a Proxy Statement/Prospectus for the Company’s Special Meeting of Stockholders.

As a participant in the 401(k) Plan, you are entitled to direct the 401(k) Plan Trustee how to vote the shares of Company common stock credited to your account as of             , 2014, the record date for the Special Meeting. To direct the 401(k) Plan Trustee how to vote the shares credited to your account, please complete and sign the enclosed BLUE vote authorization card and return it in the enclosed, postage-paid envelope no later than             , 2014. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Clifton Savings Bank.

Sincerely,

Paul M. Aguggia
Chairman, President and Chief Executive Officer

VOTE AUTHORIZATION CARD

I understand that Pentegra Trust Company (the “Trustee”) is the holder of record and custodian of all shares of Clifton Savings Bancorp, Inc. (the “Company”) common stock credited to me under the Clifton Savings Bank 401(k) Savings Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Special Meeting of Stockholders to be held on             , 2014.

You are to vote my shares as follows:

1.	The approval of the Amended and Restated Plan of Conversion and Reorganization.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	An informational proposal regarding approval of a provision in Clifton Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to Clifton Bancorp’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	An informational proposal regarding approval of a provision in Clifton Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Clifton Bancorp’s outstanding voting stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE

PROPOSALS LISTED ABOVE.

The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this card in the enclosed postage-paid envelope

no later than             , 2014.